SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dow Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dow Inc.

2211 H.H. Dow Way

Midland, Michigan 48674

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 9, 2020

The following Notice of Change of Location relates to the Proxy Statement dated February 28, 2020, furnished to stockholders of Dow Inc. in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of Dow Inc. to be held on Thursday, April 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 9, 2020

Dear Dow Inc. Stockholders,

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention, the Executive Order issued by the Governor of the State of Michigan mandating limits on the type and size of gatherings, and to support the health and well-being of our stockholders, employees and community due to the evolving impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that our Board of Directors has determined to transition the location of the 2020 Annual Meeting of Stockholders of Dow Inc. (the “2020 Meeting”) from in-person to virtual-only.

As previously announced, the 2020 Meeting will be held on Thursday, April 9, 2020 at 8:00 A.M. Eastern Time. Due to public health concerns, the 2020 Meeting will be held in a virtual format only, via live webcast. You will not be able to attend the 2020 Meeting in person. You will be able to participate in the 2020 Meeting in the same way that you would have been able to participate at the in-person meeting.

As described in the proxy materials for the 2020 Meeting previously distributed, you are entitled to participate in the 2020 Meeting if you were a stockholder as of the close of business on February 12, 2020, the record date, or hold a legal proxy for the 2020 Meeting provided by your bank, broker, or nominee.

The 2020 Meeting will be held at www.virtualshareholdermeeting.com/DOW2020. To attend and vote at the 2020 Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may also submit questions in advance of the 2020 Meeting using the same 16-digit control number at www.proxyvote.com until April 7, 2020 at 5:00 P.M. Eastern Time.

You may vote during the 2020 Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the 2020 Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Meeting. If you have already voted, no additional action is required.

Thank you,

Amy E. Wilson

General Counsel and Corporate Secretary

March 23, 2020

IMPORTANT NOTICE REGARDING THE ANNUAL MEETING OF STOCKHOLDERS OF DOW INC.

The 2020 Meeting will be held at www.virtualshareholdermeeting.com/DOW2020. To attend the 2020 Meeting, click the link above and enter the control number found on your proxy card, voting instruction form or notice you previously received.

The Proxy Statement and Annual Report are available at www.proxyvote.com.